SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-A/A

                                (Amendment No. 2)


                    AMENDING FORM 8-A DATED JUNE 30, 1997 AND
                         FORM 8-A/A DATED JUNE 14, 1999

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 COMMSCOPE, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                                     36-4135495
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

   1375 Lenoir-Rhyne Boulevard
   Hickory, North Carolina                                 28601
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of each exchange
    Title of each class                              on which each class
    to be so registered                              is to be registered

Preferred Stock Purchase Rights                    New York Stock Exchange

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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                              (Title of Class)

This Form 8-A/A (Amendment No. 2) amends and supplements the Form 8-A filed by CommScope, Inc. dated June 30, 1997 as amended and supplemented by the Form 8-A/A filed by CommScope, Inc. dated June 14, 1999 (as amended, the "Form 8-A"). All capitalized terms not defined herein have the meaning ascribed to them in the Rights Agreement (as defined herein).

Item 1.   Description of Securities to be Registered.
          ------------------------------------------

          On November 15, 2001 CommScope, Inc. (the "Company") adopted Amendment No. 2 ("Amendment No. 2") to the Rights Agreement, dated June 12, 1997, as amended by Amendment No. 1 thereto dated June 14, 1999 (as amended, the "Rights Agreement"), between the Company and Mellon Investor Services LLC (formerly know as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company (the "Rights Agent").

          Amendment No. 2 to the Rights Agreement amended the following:
(i) Section 1 by adding definitions for "Financing Agreement" and "Lucent",
(ii) the definition of "Acquiring Person" to provide that such term shall not include Lucent, its Subsidiaries, Affiliates or Associates solely by reason of the execution of, or consummation of the transactions contemplated by the Financing Agreement; (iii) the definition of "Distribution Date" and "Shares Acquisition Date" to provide that neither date shall be deemed to occur as a result of, or consummation of the transactions contemplated by, the Financing Agreement and (iv) Exhibit C--the Summary of Rights to Purchase Preferred Stock --to reflect the changes described in the foregoing clauses (i) -- (iii).

          The form of the Rights Agreement, dated June 30, 1997 between the Company and the Rights Agent, specifying the terms of the Rights, including exhibits thereto, is attached to the Form 8-A as Exhibit 1 and is incorporated herein by reference. Amendment No. 1 to the Rights Agreement, dated as of, June 14, 1999, is attached to the Form 8-A/A as Exhibit 2 and is incorporated herein by reference. Amendment No. 2 is attached as Exhibit 3 to this Form 8-A/A (Amendment No. 2) and incorporated herein by reference. The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2.

Item 2.   Exhibits.
          --------

          1. Form of Rights Agreement, dated as of June 12, 1997, between CommScope, Inc. and ChaseMellon Shareholder Services, L.L.C, as Rights Agent (previously filed on Form 8-A on June 30, 1997 and incorporated herein by reference).

          2. Amendment No. 1 to the Rights Agreement, dated as of June 14, 1999, between CommScope, Inc. and Mellon Investor Services LLC as Rights Agent (previously filed on Form 8-A/A on June 14, 1999 and incorporated herein by reference).

          3. Amendment No. 2 to the Rights Agreement, dated as of November 15, 2001, between the Company and Mellon Investor Services LLC as Rights Agent.

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    COMMSCOPE, INC.


                                    By: /s/ Frank B. Wyatt, II
                                        -------------------------------------
                                        Name:  Frank B. Wyatt, II
                                        Title: Senior Vice-President,
                                               General Counsel and Secretary

Dated: November 16, 2001

                               EXHIBIT INDEX


Exhibit                                Description
-------                                -----------

1. Form of Rights Agreement, dated as of June 12, 1997, between CommScope, Inc. and ChaseMellon Shareholder Services, L.L.C, as Rights Agent (previously filed on Form 8-A on June 30, 1997 and incorporated herein by reference).

2. Amendment No. 1 to the Rights Agreement, dated as of June 14, 1999, between CommScope, Inc. and Mellon Investor Services LLC as Rights Agent (previously filed on Form 8-A/A on June 14, 1999 and incorporated herein by reference).

3. Amendment No. 2 to the Rights Agreement, dated as of November 15, 2001, between the Company and Mellon Investor Services LLC as Rights Agent.